UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K



                         CURRENT REPORT



               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): January 6, 1995
                                                  ----------------


                 INTERSTATE BAKERIES CORPORATION
     ------------------------------------------------------
     (Exact name of registrant as specified in its charter)

                            Delaware
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         (State or other jurisdiction of incorporation)

          1-11165                                 43-1470322
- --------------------------       ---------------------------------
 (Commission File Number)        (IRS Employer Identification No.)


      12 East Armour Boulevard, Kansas City, Missouri 64111
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(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code  (816) 561-6600
                                                    --------------


- ------------------------------------------------------------------
  (Former name or former address, if changed since last report)

Item 5.   Other Events.

          On January 6, 1995, Interstate Bakeries Corporation ("IBC") signed a letter of intent with Ralston Purina Company ("RPC") for IBC to acquire RPC's wholly-owned subsidiary, Continental Baking Company ("CBC"), for a purchase price of $330,000,000 in cash and 16,923,077 shares of common stock of IBC (the "IBC Shares"). The closing of the sale is subject to, among other things, negotiation of a definitive acquisition agreement and a shareholder agreement with respect to any of the IBC Shares retained by RPC following the closing, final approval by the boards of directors of IBC and RPC, approval of the issuance of the IBC Shares by the shareholders of IBC and various regulatory clearances. The approval of the issuance of the IBC Shares by IBC's shareholders is required pursuant to the rules of the New York Stock Exchange. The transaction is expected to close in mid-1995.

           A copy of the letter of intent is filed herewith as
Exhibit 1 and a copy of the press release jointly issued by IBC and RPC announcing the signing of the letter of intent is filed herewith as Exhibit 2. Both Exhibits are incorporated herein by this reference.



Item 7.   Financial Statements and Exhibits.

     (c)  Exhibits.

     Exhibit             Description

        1 Letter of Intent, dated January 6, 1995, signed by Interstate Bakeries Corporation and Ralston Purina Company.

        2                Press release, dated January 6, 1995,
                         jointly issued by Interstate Bakeries
                         Corporation and Ralston Purina Company.

                             SIGNATURE

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              INTERSTATE BAKERIES CORPORATION

                              By:  /s/ Charles A. Sullivan
                                   -----------------------------
                                   Charles A. Sullivan
                                   Chairman and Chief Executive Officer

Date:  January 11, 1995

                             EXHIBIT INDEX


Exhibit       Description

   1 Letter of Intent, dated January 6, 1995, signed by Interstate Bakeries Corporation and Ralston Purina Company.

   2           Press release, dated January 6, 1995,
               jointly issued by Interstate Bakeries Corporation and Ralston Purina Company